12/15/99
                          MUTUAL SETTLEMENT AND RELEASE


This Mutual Settlement and Release ("Release") is entered into and delivered as of this 14th day of November 1997 by and among ENVIROMETRICS PRODUCTS COMPANY, a corporation organized and existing under the laws of the State of South Carolina ("EPC") and ENVIROMETRICS, INC. , a corporation organized and exiting under the laws of the State of Delaware, ("EV"). EPC and EV are hereinafter collectively known as ("EVRM") and ZELLWEGER ANALYTICS, INC., ("ZA") a corporation organized and existing under the laws of the State of Texas with its principal office located in Lincolnshire, Illinois.

                                   WITNESSETH:

WHEREAS, EPC and ZA entered into a Master Distributorship Agreement, dated as of January 1, 1996 ("Agreement"), wherein both parties had certain rights, duties and obligations, and

WHEREAS, pursuant to Paragraph 6 of the Agreement, ZA timely paid EPC Quarterly Prepaid Purchase Deposits ("PPD") which were to be credited by EPC towards ZA's purchases under the Agreement,

WHEREAS, as of the date hereof, EPC has been paid $494,849.90 in PPD's which remain unapplied to ZA's purchases under the Agreement,

WHEREAS, ZA claims that Agreement has terminated and that EPC is obligated to immediately return the unapplied PPD's,

WHEREAS, EPC and ZA wish to resolved their remaining obligations under the Agreement in an amicable and mutually acceptable manner,

THEREFORE, in consideration of the Recitals, which are incorporated herein by this reference, and the mutual promises and undertakings contained in this Release and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EVRM and ZA agree as follows:

1. Obligations: Upon full performance of the parties obligations hereunder, neither EVRM nor ZA have any further obligations whatsoever expressed or implied after this date under the Agreement.

2. Settlement: ZA and EVRM agree to the following mutual consideration all of which will occur on November 14, 1997 or such other date mutually agreed upon by the parties:

(a) ZA will purchase the ACT Monitoring Card Technology as defined in the Asset Purchase agreement dated November 14, 1997 which is incorporated herein by this reference for $344,849.90 reduction in the unapplied PPD's due ZA.

(b) EVRM will issue 70,000 shares of preferred stock of Envirometrics, Inc. to ZA or such other third party designated by it for $140,000 reduction in the unapplied PPD's due ZA described in the Stock Subscription Agreement attached as Exhibit F.

(c) $10,000 in the form of a cashier's or certified check payable to the order of ZA will be delivered to ZA.

3. Mutual Release: The parties agree that, in exchange for, and upon full performance of the mutual consideration provided in this Release, the adequacy of which is hereby acknowledged by both parties:

(a) Release by EVRM.  EVRM  hereby and  forever  releases,  holds  harmless  and discharges ZA, its past and present shareholders, directors, officers, employees, agents, representatives, subsidiaries, affiliates, successors and assigns, from and against any and all claims, demands, counterclaims, actions, costs, causes of action, damages, debts, obligations, and liabilities of whatever nature (collectively, "ZA Liabilities"). This Release extends to all ZA Liabilities known or unknown, now existing or existing only in the future, matured or un-matured, foreseeable or unforeseeable, to the extent that ZA Liabilities result or arise, directly or indirectly, from any relationship(s) of ZA with EVRM through the date of this Release ("Relationships"), or from any act of ZA on or before the date of this Release ("ZA Acts"). Relationships include, but are not limited to, services rendered under or actions taken pursuant to the Agreement and service rendered under or actions taken pursuant to any and all other agreements between ZA and EVRM, whether oral or written, express or implied. ZA Acts include without limitation those that might give rise to liability in tort, in contract or by statutory rule.

(b) Release by ZA. ZA hereby and forever releases, holds harmless and discharges EVRM, its past and present shareholders, directors, officers, employees, agents, representatives, subsidiaries, affiliates, successors and assigns, from and against any and all claims, demands, counterclaims, actions, costs, causes of action, damages, debts, obligations, and liabilities of whatever nature
(collectively,   "EVRM  Liabilities").   This  Release   extends  to  all  EVRM
liabilities, matured or un-matured, foreseeable or unforseeable, to the extent that EVRM Liabilities result or arise, directly or indirectly, from any Relationships, or from any act of EVRM on or before the date of this Release ("EVRM ACTS"). EVRM Acts include without limitation those that might give rise to liability in tort, in contract or by statutory rule.

The foregoing notwithstanding, the foregoing release shall not include and shall be deemed to expressly exclude any and all claims, demands, counterclaims, actions, costs, causes of action, damages, debts, obligations and liabilities arising out of or relating to ZA's sale of Products, as that term is defined in the Agreement, and the use or misuse of the same by any third parties, including but not limited to any product liability, negligence and other tort, contract or statutory claims.

4. Governing Law. The parties agree that this Release will be construed and governed by the laws of the State of Illinois, without regard to principles of conflicts of law.

5. Modifications. This Release and other documents referenced herein constitutes the entire understanding of the parties and supersedes any and previous agreements, written or otherwise, between the parties, including but not limited to the Agreement referred to herein. The Parties agree that this Release will not be rescinded or modified except in writing signed by the parties choosing to be so bound.

IN WITNESS WHEREOF, the parties hereto have executed this Mutual Settlement and Release as of the date and year first written above.


                      Envirometrics Products Company


                      ------------------------------------------------------
                      By:  Walter H. Elliott, III
                      Its:  President

                      Envirometrics, Inc.


                      ------------------------------------------------------
                      By:  Walter H. Elliott, III
                      Its:  President and CEO

                      ZELLWEGER ANALYTICS, INC.


                      ------------------------------------------------------
                      By:  Jon McAlear
                      Its:  President and CEO